Dated:  August 31, 1995
                              Exhibit 20.1

                              PRESS RELEASE

FOR IMMEDIATE RELEASE                             August 31, 1995

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)


Blue Dolphin Energy Company is pleased to announce the sale of a one third interest in the Blue Dolphin Pipeline System to CoEnergy Offshore Pipeline & Processing Company, a subsidiary of MCN Corporation (NYSE:
MCN), Detroit, Michigan for $10,000,000, in an all cash transaction. The assets sold include 1/3 interests in the Company's Blue Dolphin pipeline, shore facilities, Freeport, Texas acreage, liquids pipeline and barge loading terminal on the intracoastal waterway.

Proceeds will be used for funding diversification and acquisition opportunities, debt retirement and general corporate purposes.

Blue Dolphin Energy Company is engaged in the exploration, acquisition, development, and operation of oil and gas properties and in oil and gas transportation and marketing. Questions should be directed to Michael
J. Jacobson, President, at the Company's offices in Houston, Texas,
(713) 621-3993.